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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OR SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         URSTADT BIDDLE PROPERTIES INC.
             (Exact name of registrant as specified in its charter)

                MARYLAND                               04-2458042
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

           321 RAILROAD AVENUE
       GREENWICH, CONNECTICUT 06830                       06830
 (Address of principal executive offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                           Name of each exchange on which
   to be so registered                           each class is to be registered
   -------------------                           ------------------------------
   SERIES C SENIOR CUMULATIVE PREFERRED          NEW YORK STOCK EXCHANGE, INC.
   STOCK, PAR VALUE $.01 PER SHARE


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
Registration No. 333-107803

Securities to be registered pursuant to Section 12(g) of the Act: None.


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Registrant's Series C Senior Cumulative Preferred Stock set forth under the caption "Description of Series C Preferred Stock" contained in the prospectus included in the Registrant's Registration Statement on Form S-3 (File No. 333-107803) is incorporated by reference herein.

ITEM 2. EXHIBITS.

The securities described herein are to be registered on the NYSE on which the Registrant's common stock and Class A common stock are registered. The following exhibits are incorporated by reference:

     1. Amended Articles of Incorporation of the Company (incorporated by reference to Exhibit C of Amendment No. 1 to the Registrant's Statement on Form S-4 (SEC File No. 333-19113)).

     2. Articles Supplementary of the Company (incorporated by reference to Annex A of Exhibit 4.1 of the Registrant's Current Report on Form 8-K dated August 3, 1998 (SEC File No. 001-12803)).

     3. Articles Supplementary of the Company (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K dated January 8, 1998 (SEC File No. 001-12803)).

     4. Articles Supplementary of the Company (incorporated by reference to Exhibit A of Exhibit 4.1 of the Registrant's Current Report on Form 8-K dated March 12, 1997 (SEC File No. 001-12803)).

     5. Articles Supplementary of the Company (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-3 (SEC File No. 333-107803)).

     6. By-laws of the Company (incorporated by reference to Exhibit D of Amendment No. 1 to the Registrant's Registration Statement on Form S-4 (SEC File No. 333-19113)).

     7. Amended and Restated Rights Agreement between the Company and The Bank of New York, as Rights Agent, dated as of July 31, 1998 (incorporated by reference to Exhibit 10-1 of the Registrant's Current Report on Form 8-K dated November 5, 1998 (SEC File No. 001-12803)).

     8. Subscription Agreement, dated January 8, 1998, by and among the Company and the Initial Purchasers (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K dated January 8, 1998 (SEC File No. 001-12803)).

     9. Registration Rights Agreement, dated January 8, 1998, by and among the Company and the Initial Purchasers (incorporated by reference to Exhibit 4.3 of the Registrant's Current Report on Form 8-K dated January 8, 1998 (SEC File No. 001-12803)).

     10. Waiver and Amendment of Registration Rights Agreement dated as of April 16, 1999, by and among the Company and the Initial Purchasers (incorporated by reference to

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          Exhibit 10.15 of the Registrant's Annual Report on Form 10-K for the
          year ended October 31, 1999 (SEC File No. 001-12803)).

     11. Waiver and Amendment of Registration Rights Agreement dated as of September 14, 2001 by and among the Company and the Initial Purchasers (incorporated by reference to Exhibit 10.17 of the Registrant's Annual Report on Form 10-K for the year ended October 31, 2001 (SEC File No. 001-12803)).

     12. Amendment to Registration Rights Agreement dated as of December 31, 2001 by and among the Company and the Remaining Initial Purchasers (incorporated by reference to Exhibit 10.22 of the Registrant's Annual Report on Form 10-K for the year ended October 31, 2002 (SEC File No. 001-12803)).

     13. Registration Rights Agreement dated as of May 29, 2003 by and between the Company and Ferris, Baker Watts, Incorporated (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3 (SEC File No. 333-107803)).











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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  September 9, 2003


                                       URSTADT BIDDLE PROPERTIES INC.




                                       By: /s/ Willing L. Biddle
                                           -------------------------------------
                                           Willing L. Biddle
                                           President and Chief Operating Officer



















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